Exhibit 3.65

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 07/16/2002 020453609 - 3547783
CERTIFICATE OF FORMATION
OF
SUNTERRA LAKE TAHOE DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Lake Tahoe Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

By:	/s/ Mark R. Williams
Mark R. Williams, Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA LAKE TAHOE DEVELOPMENT, LLC
     SUNTERRA LAKE TAHOE DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is: SUNTERRA LAKE TAHOE DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

By:	/s/ Lori Knohl
Lori Knohl,Authorized person

State of Delaware Secretary of State Division of Corporations Delivered 12:42 PM 01/23/2004 FILED 12:12 PM 01/23/2004 SRV 040049705 — 3547783 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:28 PM 07/10/2007 FILED 01:28 PM 07/10/2007 SRV 070797306 — 3547783 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA LAKE TAHOE DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA LAKE TAHOE DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
SUNTERRA POIPU DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Lake Tahoe Development, LLC this 27th day of June 2007.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY a Delaware corporation, its sole member and manager
By:	/s/ Frederick C. Bauman
	Name:	Frederick C. Bauman
Its: Vice President

State of Delaware Secretary of State Division of Corporations Delivered 11:22 AM 07/11/2007 FILED 11:22 AM 07/11/2007 SRV 070800665 — 3547783 FILE
CERTIFICATE OF MERGER
OF
AKGI POIPU INVESTMENTS, INC.
AND
SUNTERRA POIPU DEVELOPMENT, LLC
     Pursuant to Title 6, Section 18-209 of the Delaware limited Liability Company Act.
     1. The name of the surviving limited liability company is Sunterra Poipu Development, LLC, a Delaware limited liability company.
     2. The constituent business entities participating in the merger herein certified are:
     (a) AKGI Poipu Investments, Inc., which is incorporated under the laws of the State of California;
     (b) Sunterra Poipu Development, LLC, which is organized under the laws of the State of Delaware.
     3. The Agreement and Plan of Merger has been approved and executed by each of the constituent entities.
     4. The name of the surviving limited liability company is Sunterra Poipu Development, LLC.
     5. The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.

     IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 27th day of June 2007.

SUNTERRA POIPU DEVELOPMENT, LLC
By:	SUNTERRA DEVELOPER AND SALES HOLDING COMPANY, a Delaware corporation, its sole manager and member

	By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

State of Delaware Secretary of State Division of Corporations Delivered 06:59 PM 10/17/2007 FILED 06:59 PM 10/17/2007 SRV 071127776 — 3547783 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA POIPU DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA POIPU DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS POIPU DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Poipu Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
	Name:	Frederick C. Bauman
Authorized Person